AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1998

                         REGISTRATION NO. 333-42515


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            ------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            ------------------

                      NORTH FORK BANCORPORATION, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                    6712                  36-3154608
(STATE OR OTHER JURISDICTION    (PRIMARY STANDARD          (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
      ORGANIZATION)                 CODE NUMBER)


                           275 BROAD HOLLOW ROAD
                          MELVILLE, NEW YORK 11747
                            TEL. (516) 844-1004
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ------------------

                         JOHN ADAM KANAS, PRESIDENT
                           275 BROAD HOLLOW ROAD
                          MELVILLE, NEW YORK 11747
                            TEL. (516) 844-1004
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ------------------


            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

               If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )



                              EXPLANATORY NOTE

              This Post-Effective Amendment No. 1 consists of no exhibits. On March 27, 1998, the merger of New York Bancorp with and into North Fork was consummated, each issued and outstanding share of New York Bancorp Common Stock was converted into, and became exchangeable for,
      1.19 shares of North Fork Common Stock, and each outstanding and unexercised option to purchase New York Bancorp Common Stock was converted into, and became exchangeable for, a number of shares of North Fork Common Stock as determined pursuant to the terms of the agreement and plan of merger, resulting in the issuance of an aggregate of 27,657,122 shares of North Fork Common Stock. Therefore, in accordance with Item 22(a) in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 1 is being filed by North Fork for the purpose of deregistering 474,522 shares of North Fork Common Stock. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Joint Proxy Statement/Prospectus included in this Registration Statement.


                                 SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on April 16, 1998.


                                NORTH FORK BANCORPORATION, INC.


                                By: /S/ DANIEL M. HEALY
                                   ----------------------------
                                         DANIEL M. HEALY
                                   EXECUTIVE VICE PRESIDENT AND
                                     CHIEF FINANCIAL OFFICER


             Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on April 16, 1998.


              SIGNATURES                          TITLE
              ----------                          -----

           JOHN ADAM KANAS*        President, Chief Executive Officer, and
      --------------------------   Chairman of the Board (Principal Executive
           John Adam Kanas         Officer)


        /S/ DANIEL M. HEALY        Executive Vice President and Financial
      --------------------------   Operating Officer (Principal Financial
            Daniel M. Healy        Officer and Principal Accounting Officer)


           JOHN BOHLSEN*           Director
      --------------------------
           John Bohlsen


                                   Director
      --------------------------
         Irvin L. Cherashore


          ALLAN C. DICKERSON*      Director
      --------------------------
          Allan C. Dickerson


           LLOYD A. GERARD*        Director
      --------------------------
           Lloyd A. Gerard


          THOMAS M. O'BRIEN*       Director
      --------------------------
          Thomas M. O'Brien


                                   Director
      --------------------------
          James F. Reeve


          GEORGE H. ROWSOM*        Director
      --------------------------
          George H. Rowsom

                                   Director
      --------------------------
          Kurt R. Schmeller

                                   Director
      --------------------------
        Raymond W. Terry, Jr.



       *By: /S/ DANIEL M.  HEALY
           -----------------------
           DANIEL M. HEALY
           ATTORNEY-IN-FACT